SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2009

TAMALPAIS BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Las Gallinas Ave, San Rafael California		94903
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On July 9, 2009 Tamalpais Bancorp entered into a First Amendment and Waiver Agreement (“Amendment”) with Pacific Coast Bankers’ Bank (“Lender”) with respect to the two (2) Business Loan Agreements (such Business Loan Agreements, the “Agreements”) between the Company and Lender and dated as of March 28, 2008 and as of June 26, 2008.

Pursuant to the Amendment, Lender agreed to a temporary and limited waiver of the Company’s failure to comply with the debt service coverage ratio covenant during the three months ended March 31, 2009 and June 30, 2009. The Amendment also revised the terms of the Agreements by adding the following negative covenants:

•

The Company may not permit Tamalpais Bank to have non-performing assets (90 days past due, non-accrual) as a percentage of capital and reserves (Tier-1 capital + allowance for loan and lease losses), as reported in the FDIC call report data, not to exceed 40.00% at June 30, 2009 and 35.00% at any fiscal quarter thereafter.

•

The Company may not permit Tamalpais Bank to have non-performing assets (90 days past due, non-accrual) as a percentage of total loans and OREO, as reported in the FDIC call report data, not to exceed 5.00% at any fiscal quarter.

•

The Company may not permit Tamalpais Bank to have an allowance for loan and lease losses as a percentage of total loans, as reported in the FDIC call report data, less than 1.50% at any fiscal quarter.

In addition, the Company agreed to establish a Reserve Account at Lender and to deposit into the Reserve Account the sum of not less than $775,000 on or before August 31, 2009. The Company agreed to make a principal reduction payment equal to $2,000,000 by no later than November 30, 2009. The Company has also agreed that it will reduce the outstanding principal amount of the loans with a portion of proceeds in the event of certain capital raising transactions.

The floating interest rate on the $5 million credit facility that the Company obtained on March 28, 2008 was increased from a rate of three-month LIBOR plus 2.25% to three-month LIBOR plus 5.25%. The floating interest rate on the $1 million credit facility that the Company obtained on June 26, 2008 was increased from a rate of three-month LIBOR plus 3.00% to three-month LIBOR plus 6.00%.

Section 8 – Other Events

Item 8.01    Other Events

In light of the continuing challenging economic conditions, the Board of Directors of the Company has decided to discontinue making quarterly dividends on its common stock to strengthen the institution’s core capital position. The Company’s Board of Directors also intends to defer distributions on its $13.4 million of outstanding trust preferred securities.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	First Amendment and Waiver Agreement, dated as of July 9, 2009, between Tamalpais Bancorp and Pacific Coast Bankers’ Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2009	TAMALPAIS BANCORP

/s/ Michael E. Moulton

Michael E. Moulton, Chief Financial Officer
(Principal Financial Officer)